Exhibit 99.1

Nancy Cocozza Joins Privia Health’s Board of Directors
ARLINGTON, VA – March 31, 2022 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced the addition of Nancy Cocozza to its Board of Directors, increasing its Board to ten members. Ms. Cocozza, a former senior vice president and Medicare business leader with Aetna, will also serve on the Board’s Audit Committee.
“Nancy brings a wealth of relevant experience and perspective to our Board, and she will be a tremendous resource as we grow our national physician enablement organization and continue to expand our work with all payers across the value-based care spectrum,” said Shawn Morris, Chief Executive Officer, Privia Health. “Nancy has deep expertise and insights into evolution and complexities of the healthcare industry, as well as a balance of financial acumen and operational knowledge that will be an invaluable addition. We are excited to welcome Nancy to our Board.”
“I am honored and delighted to join the Privia Health Board of Directors,” Ms. Cocozza added. “I look forward to working with the Board members and leadership team, and bringing valued ideas and insights to help the Company achieve sustainable success as we work to address many of health care’s most challenging issues.”
Ms. Cocozza’s leadership career spans over 30 years and is steeped in payer market experience. She retired from Aetna in June 2018 where she was President of the Medicare business segment and responsible for its strategy, growth and operating results. Previously, Ms. Cocozza was Executive Vice President with HealthMarkets, an individual market health insurance provider, where she led the Medicare division. She also led the government insurance programs with Coventry Health Care from 2001 to 2006. Ms. Cocozza began her career at Aetna, where she spent 16 years building and leading various commercial managed care operations.
Ms. Cocozza serves on the Board of Wider Circle, Inc, an innovative, tech-enabled community health organization working with health plans and providers to connect neighbors for better health. She previously served on the Board of Directors of Aspira Women’s Health Inc. (f/k/a Vermillion, Inc.), where she was chair of the Nominating and Governance Committee and a member of the Audit and Compensation Committees. Ms. Cocozza earned a bachelor’s degree in accounting from Jefferson Philadelphia University.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Safe Harbor Statement
This release may contain forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including, but not limited to, statements regarding projections, future operations or plans, financial results, cash flows, costs and cost management initiatives, capital structure management, growth rates and operational and strategic initiatives, and can also be identified by the use of words such as “may,” “will,” “projects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “continues,” “thinks,” “outlook,” “target,” and words or phrases of similar meaning. These forward-looking statements speak only as of the date hereof and are based on our current plans and expectations and are subject to a number of known and unknown risks, uncertainties and other factors, many of which are difficult or impossible to predict and may be beyond our control. These risks and uncertainties include, but are not limited to, those factors described in our filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. As a consequence, current plans, anticipated actions and future financial position and results of operations may differ materially from any future results or performance expressed or implied in any forward-looking statements in this press release. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to revise or update any of these statements, or to make any other forward‐looking statements, whether as a result of new information, future events or otherwise.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

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